EXHIBIT 32.2

CERTIFICATIONOFPRINCIPALFINANCIALOFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the accompanying Annual Report on Form 10-K of Epic Bancorp for the year ended December 31, 2005, I, Michael Moulton, Chief Financial Officer of Epic Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)          such Annual Report on Form 10-K of Epic Bancorp for the year ended December 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

          (2)          the information contained in such Annual Report on Form 10-K of Epic Bancorp for the year ended December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Epic Bancorp.

Dated: March 30, 2006	/s/ MICHAEL MOULTON

MICHAEL MOULTON
Chief Financial Officer
(Principal Financial Officer)